UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2022

Century Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40498	84-2040295
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3675 Market Street Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 817-5790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	IPSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Century Therapeutics, Inc. (the “Company”) is party to an exclusive license with FUJIFILM Cellular Dynamics Inc., (“FCDI”), dated September 18, 2018, as amended, with respect to certain patents and know-how related to the differentiation of induced pluripotent stem cells (“iPSCs”) into immune-effector cells in the field of cancer immunotherapeutics (the “Differentiation License”) and a non-exclusive license with FCDI, also dated September 18, 2018, as amended, with respect to certain patents and know-how related to the reprogramming of human somatic cells to iPSCs in the field of cancer immunotherapeutics (the “Reprogramming License,” and together with the Differentiation License, the “FCDI Agreements”).

On January 7, 2022, the Company and FCDI entered into a letter agreement (the “Letter Agreement”), which amends each of the FCDI Agreements such that (i) the definition of Territory under each of the FCDI Agreements, for purposes of the sublicenses under the FCDI Agreements pursuant to the Company’s Research Collaboration and License Agreement with Bristol-Myers Squibb Company (“BMS”) dated January 7, 2022 (the “Collaboration Agreement”) includes Japan, (ii) the licenses granted to the Company and its affiliates under the FCDI Agreements are sublicensable to BMS, including with respect to Japan and (iii) BMS is not subject to grant-back and option provisions under the Reprogramming License.

Pursuant to the Letter Agreement, and in consideration for amending the FCDI Agreements, the Company will pay to FCDI (i) an upfront payment of $10 million, (ii) a percentage of any milestone payments received by the Company under the Collaboration Agreement in respect of achievement of development or regulatory milestones specific to Japan, and (iii) a percentage of all royalties received by the Company under the Collaboration Agreement in respect of sales of products in Japan.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Letter Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY THERAPEUTICS, INC.

By:	/s/ Osvaldo Flores, Ph.D.
Name:	Osvaldo Flores, Ph.D.
Title:	President and Chief Executive Officer

Date: January 13, 2022